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                                                                      EXHIBIT 11

                COMPUTER SCIENCES CORPORATION AND SUBSIDIARIES
    Exhibit XI, Calculation of Primary and Fully Diluted Earnings Per Share
               (Dollars in thousands, except per share amounts)

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
                                                                                 Year ended
                                     -------------------------------------------------------------------------------------------
                                      March 31,           April 1,           April 2,          April 3,           March 29,
                                        1995                1994               1993              1992               1991
                                      -----------        -----------        -----------       -----------       -----------
NET EARNINGS
- ------------
Before cumulative effect
  of accounting change                $   110,739        $    90,930        $    78,149       $    68,277       $    64,991
Cumulative effect of
  accounting change                                            4,900
                                      -----------        -----------        -----------       -----------       -----------
After cumulative effect of
  accounting change                   $   110,739        $    95,830        $    78,149       $    68,177       $    64,991
                                      ===========        ===========        ===========       ===========       ===========

SHARES
- ------
Average shares outstanding             51,425,723         50,234,161         49,436,079        48,739,197        47,926,185
Common stock equivalents                1,549,226          1,151,043            839,427           907,563           592,017
                                      -----------        -----------        -----------       -----------       -----------
Total for primary calculation          52,974,949         51,385,204         50,275,506        49,646,760        48,518,202
Additional for fully diluted
  calculation                             147,190            290,104            146,202                             489,720
                                      -----------        -----------        -----------       -----------       -----------
Total for fully diluted
  calculation                          53,123,139         51,675,308         50,421,708        49,646,760        49,007,922
                                      ===========        ===========        ===========       ===========       ===========
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